Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Scott Walker
Arlington, VA 22209	(703) 247-7559
(703) 247-7500	SWalker@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS SECOND QUARTER 2014 RESULTS
AND DISTRIBUTION OF $0.05 PER SHARE
ARLINGTON, VA—August 7, 2014—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended June 30, 2014.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the following highlights occurred during the three months ended June 30, 2014:

•	Net operating income, or NOI, was $0.6 million, or 0.01 per share;

•	Net loss was $5.3 million, or $0.09 per share, principally related to the strategic exit of education investments;

•	We made $2.7 million of advances to existing portfolio companies;

•	We monetized $128.2 million of our portfolio;

•
At June 30, 2014, we had $69.4 million in unrestricted cash and $129.5 million in restricted cash from our small business investment company, or SBIC. In addition, we had $2.2 million in other restricted cash accounts; and

•
We repurchased 13,313,493 shares of our common stock at a weighted average purchase price of $3.55 equal to a 19.7% discount to our June 30, 2014 Net Asset Value, or NAV, per share. On August 5, 2014, our board of directors authorized a new stock repurchase program of up to $50.0 million effective as of August 12, 2014.

DISTRIBUTION
On August 5, 2014, the MCG board of directors declared a distribution of $0.05 per share. The distribution is payable as follows:
Record date: August 20, 2014
Payable date: August 29, 2014
We determine the tax attributes of our distributions as of the end of our fiscal year based upon our taxable income for the full year and distributions paid during the full year. Therefore, a determination of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year. If we determined the tax attributes of our distributions as of June 30, 2014, 66% would be from ordinary income and 34% would be a return of capital.
CONFERENCE CALL INFORMATION
There is no scheduled earnings call to discuss our second quarter 2014 results. We will make a determination quarterly whether to hold earnings calls.

MCG Capital Corporation
August 7, 2014

RECENT DEVELOPMENTS

•
Strategic Exit of Education Investments - Due to operational and regulatory challenges facing the for-profit education sector and certain of our portfolio companies, we elected to exit our investments in all four of our education portfolio companies, which represented 13% of our total portfolio at March 31, 2014. We exited three of our four education investments in the quarter ended June 30, 2014 and we settled on the sale of Education Management, Inc. in July 2014. This quarter we exited the following three education investments:

◦
SC Academy Holdings, Inc. - We recognized a $4.0 million loss on the sale in the quarter ended June 30, 2014. However, we generated an IRR of approximately 6.4% on the investment, driven by the 14% interest rate that we charged on that investment;

◦	Dorsey School of Business Holdings, Inc. - We sold the loan for par and generated an IRR of approximately 10.8%; and

◦	Midwest Technical Institute, Inc. - We sold the loan for par and generated an IRR of approximately 13.4%.

•
Open-Market Purchases of Our Stock - In the quarter ended June 30, 2014, we repurchased 13,313,493 shares of our common stock at a weighted average purchase price of $3.55 equal to a 19.7% discount to our June 30, 2014 NAV per share. We acquired these shares in open market transactions. We retire these shares upon settlement, thereby reducing the number of shares issued and outstanding. Under our $50.0 million stock repurchase program that became effective May 5, 2014 and terminated August 5, 2014, we repurchased 12,917,799 shares of our common stock at a weighted average purchase price of $3.66 equal to a 17.3% discount to our June 30, 2014 NAV per share. From January 1, 2014 to August 5, 2014, we repurchased 21,242,096 shares of our common stock at a weighted average purchase price of $3.68 equal to a 16.7% discount to our June 30, 2014 NAV per share.

•	Originations and Advances - We made $2.7 million in advances to existing portfolio companies.

•	Loan Monetizations - We received $127.0 million in loan payoffs and amortization payments. We generated an IRR of approximately 10.2% on the monetization of ten investments this quarter.

•	Equity Monetizations - We received $0.9 million in proceeds from the payoff of our preferred stock in Xpressdocs Holdings, Inc. and from warrants to purchase membership units in West World Media, LLC.

•
Loans on Non-Accrual - No new loans were put on non-accrual in the quarter ended June 30, 2014. Loans on non-accrual were $40.3 million at cost (19.3% of the total loan portfolio) and $7.9 million at fair value (4.4% of the total loan portfolio). In the quarter ended June 30, 2014, we participated substantially all of our economic interest in Advanced Sleep Concepts, Inc. to another lender and we agreed to sell our investment in Education Management, Inc., which settled in July 2014.

•
Operating Costs - Our total operating costs, excluding interest expense, were $7.1 million, or 1.77% of total assets of $401.1 million. We incurred $1.0 million in salaries and benefits tied to qualified investment exits in our SBIC, $1.1 million in amortization of employee restricted stock awards and $2.5 million in general and administrative expense associated with the retirement of our former CEO and other employee terminations and $0.6 million in general and administrative expense related to the Color Star Growers of Colorado, Inc. litigation, all of which we include in total operating costs.

•
Termination of Undrawn Bank of America Unsecured Revolver - On April 21, 2014, based on our assessment of our excess liquidity, we terminated our undrawn unsecured revolving credit facility with Bank of America, N.A. in the principal amount of $20.0 million. Interest expense includes $0.1 million associated with the acceleration of deferred financing costs.

OUTLOOK
During the quarter ended June 30, 2014, we took steps to strengthen our balance sheet by selling assets that, in our judgment, did not produce adequate compensation for the assumed risk relative to purchasing our stock in open-market transactions, which we acquired at a 19.7% discount to our NAV per share at June 30, 2014. From January 1, 2012 to August 5, 2014, we repurchased 28,440,881 shares of our common stock at a weighted average purchase price of $3.87 equal to a 12.4% discount to our June 30, 2014 NAV per share. We repurchased 5,169,336 shares in July 2014 at an average price of $3.95 that we anticipate will result in an additional $0.05 per share accretion to our NAV in the third quarter.

MCG Capital Corporation
August 7, 2014

For new investments, we continue to evaluate the risk-reward relative to buying our stock, particularly given current market conditions. To that end, on August 5, 2014, our Board of Directors authorized a new stock repurchase program of up to $50.0 million which will commence on August 12, 2014.
We have adequate cash on-hand to retire the $150.0 million in SBIC debt outstanding at June 30, 2014. We intend to evaluate prepaying all or a part of our SBIC debt in September 2014, the next permitted prepayment date. Until scheduled maturity, our SBIC debt may be prepaid without penalty in March and September each year, in part or in full. If we were to prepay our SBIC debt in September, we would accelerate approximately $2.3 million of deferred financing costs in the quarter ended September 30, 2014.
On August 5, 2014, our board of directors declared a $0.05 per share dividend payable on August 29, 2014 to stockholders of record as of August 20, 2014.
ACCESS TO CAPITAL AND LIQUIDITY
At June 30, 2014, we had $69.4 million of cash and cash equivalents available for general corporate purposes, as well as $129.5 million of cash in restricted accounts related to our SBIC that we may use to fund new investments in the SBIC and $2.2 million of restricted cash held in escrow.
At June 30, 2014, $150.0 million of SBA borrowings were outstanding, the maximum available under our current SBIC license. As of June 30, 2014, the cost of debt of our outstanding borrowings was 4.6% including amortization of deferred financing fees.
On January 21, 2014, we repaid and terminated our MCG Commercial Loan Trust 2006-1, or 2006-1 Trust. As of December 31, 2013, we had $25.2 million of securitized Class D Notes outstanding under the 2006-1 Trust, which was secured by $76.3 million of loans and equity investments and $13.9 million of cash. Upon termination, the assets of the 2006-1 Trust were transferred to MCG, the parent.
RESULTS OF OPERATIONS
The following table summarizes the components of our net income for the three months ended June 30, 2014 and 2013:

	Three months ended June 30,		Variance
(dollars in thousands)	2014	2013	$	Percentage
Revenue
Interest and dividend income
Interest income	$7,562	$11,222	$(3,660)	(32.6)%
Dividend income	75	917	(842)	(91.8)
Loan fees	1,126	435	691	158.9
Total interest and dividend income	8,763	12,574	(3,811)	(30.3)
Advisory fees and other income	762	316	446	141.1
Total revenue	9,525	12,890	(3,365)	(26.1)
Operating expenses
Interest expense	1,866	2,305	(439)	(19.0)
Employee compensation
Salaries and benefits	1,773	1,559	214	13.7
Amortization of employee restricted stock	1,248	379	869	229.3
Total employee compensation	3,021	1,938	1,083	55.9
General and administrative expense	4,087	1,086	3,001	276.3
Restructuring expense	—	5	(5)	(100.0)
Total operating expense	8,974	5,334	3,640	68.2
Net operating income before net investment (loss) gain and income tax provision	551	7,556	(7,005)	(92.7)
Net investment (loss) gain before income tax provision	(5,819)	1,012	(6,831)	NM
Income tax provision (benefit)	—	(6)	6	(100.0)
Net (loss) income	$(5,268)	$8,574	$(13,842)	NM
NM=Not Meaningful

MCG Capital Corporation
August 7, 2014

TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended June 30, 2014 from the three months ended June 30, 2013.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended June 30, 2014, the total yield on our average debt portfolio at fair value was 12.4% compared to 12.5% during the three months ended June 30, 2013. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.
The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended June 30, 2014 and 2013:

	Three months ended June 30,
	2014	2013
Average 90-day LIBOR	0.2%	0.3%
Spread to average LIBOR on average loan portfolio	11.6	12.1
Impact of fee accelerations of unearned fees on paid/restructured loans	1.0	0.1
Impact of non-accrual loans	(0.4)	—
Total yield on average loan portfolio	12.4%	12.5%
During the three months ended June 30, 2014, interest income was $7.6 million, compared to $11.2 million during the three months ended June 30, 2013, which represented a $3.7 million, or 32.6%, decrease. This decrease reflected a $2.6 million decrease in interest income resulting from a 25.6% decrease in our average loan balance, a decrease of $0.9 million resulting from loans that were on non-accrual status during the three months ended June 30, 2014, but that had been accruing interest during the three months ended June 30, 2013, and a $0.1 million decrease due to interest rate floors.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as paid-in-kind interest, or PIK. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended June 30, 2014 and 2013, at cost:

	Three months ended June 30,
(in thousands)	2014	2013
Beginning PIK loan balance	$11,717	$7,973
PIK interest earned during the period	881	1,430
Payments received from PIK loans	(8,413)	(67)
Realized loss	(129)	—
Ending PIK loan balance	$4,056	$9,336
As of June 30, 2014, we were not accruing interest on $1.0 million of the PIK loans, at cost, shown in the preceding table and as of June 30, 2013, all of our PIK loans were accruing interest. During the three months ended June 30, 2014, the payments received from PIK loans included $5.3 million collected in conjunction with the repayment of our our loan to Cruz Bay Publishing, Inc., $1.5 million collected in conjunction with the sale of our our loan to SC Academy Holdings, Inc. and $0.9 million collected in conjunction with the repayment of our our loan to West World Media, LLC.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. Dividend accretion is included in the cost basis of the related equity instrument on our consolidated balance sheets and consolidated schedule of investments. We recognize dividends on other equity investments when we receive the

MCG Capital Corporation
August 7, 2014

dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended June 30, 2014 and 2013, we recognized $0.1 million and $0.9 million, respectively, of dividend income. In addition, during the three months ended June 30, 2014 and 2013, we received payments on accrued dividends of $0.1 million and $0.2 million, respectively. As of June 30, 2014, the balance of accrued dividends was $7.6 million, which was principally comprised of $6.4 million related to our investment in RadioPharmacy Investors, LLC and $0.8 million related to our investment in Maverick Healthcare Equity, LLC.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended June 30, 2014, we earned $0.8 million of advisory fees and other income, which represented a $0.4 million, or 141.1%, increase from the three months ended June 30, 2013. This increase resulted principally from an increase in prepayment fees related to loan prepayments in the second quarter of 2014.
TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
During the three months ended June 30, 2014, we incurred $1.9 million of interest expense, which represented a $0.4 million, or 19.0%, decrease from the same period in 2013. During these respective periods, our average cost to borrow increased to 4.9% from 4.4%, principally due to the repayment of securitized debt in our 2006-1 Trust which carried interest rates ranging from L+0.33% to L+2.25%. As of June 30, 2014, the cost of debt of our outstanding borrowings was 4.6% including amortization of deferred financing fees.
During the three months ended June 30, 2014, our average borrowings declined to approximately $150.0 million from an average of approximately $209.6 million for the same period in 2013, which accounted for a $0.7 million reduction in our interest expense. In addition, interest expense decreased by $0.1 million related to decreased amortization of debt issuance costs. These decreases were offset by $0.3 million attributable to the spread to LIBOR increasing from approximately 3.55% to 4.12%.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended June 30, 2014, our employee compensation expense was $3.0 million, which represented a $1.1 million, or 55.9%, increase from the same period in June 30, 2013. Our salaries and benefits increased by $0.2 million, or 13.7%, due to a $0.5 million increase in incentive compensation tied to qualified investment exits in our SBIC, offset by a $0.3 million decrease in salaries and benefits. As of June 30, 2014, we had 13 employees compared to 21 employees as of June 30, 2013. Amortization of employee stock awards increased $0.9 million, or 229.3%. Amortization of employee stock awards for the three months ended June 30, 2014 includes $1.1 million of accelerated amortization related to the retirement of our former chief executive officer and other employee terminations.
GENERAL AND ADMINISTRATIVE
During the three months ended June 30, 2014, general and administrative expense was $4.1 million, which represented a $3.0 million, or 276.3%, increase compared to the same period in 2013. General and administrative expense for the three months ended June 30, 2014 included $2.5 million in severance related to the retirement of our former chief executive officer and other employee terminations. In addition, general and administrative expense increased $0.6 million due to an increase in legal fees related to Color Star Growers of Colorado, Inc. litigation.

MCG Capital Corporation
August 7, 2014

NET INVESTMENT LOSS BEFORE INCOME TAX PROVISION
During the three months ended June 30, 2014, we recorded $5.8 million of net investment loss before income tax provision, compared to $1.0 million of net investment gain during the same period in 2013. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2014:

		Three months ended June 30, 2014
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
SC Academy Holdings, Inc.	Education	Non-Affiliate	$(4,037)	$—	$—	$(4,037)
Oceans Acquisition, Inc.	Healthcare	Non-Affiliate	—	(1,491)	—	(1,491)
Other (< $1.0 million net gain (loss)			(195)	(270)	174	(291)
Total			$(4,232)	$(1,761)	$174	$(5,819)

•	In the second quarter of 2014, we sold our subordinated debt investment in SC Academy Holdings, Inc. for net proceeds of $11.1 million resulting in a realized loss of $4.0 million.

•	We also recorded $1.5 million of unrealized depreciation on our investment in Oceans Acquisition, Inc. to reflect a decrease in that portfolio company's operating performance.
The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2013:

		Three months ended June 30, 2013
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Miles Media Group, LLC	Business Services	Affiliate	$2,877	$—	$(1,170)	$1,707
Other (< $1.0 million net gain (loss))			(109)	(671)	85	(695)
Total			$2,768	$(671)	$(1,085)	$1,012

•
We received $3.0 million for the sale of our equity investment in Miles Media Group, LLC, which resulted in a $2.9 million realized gain and a reversal of previously unrealized appreciation of $1.2 million.

INCOME TAX (BENEFIT) PROVISION
During the three months ended June 30, 2013, we recorded a $6,000 income tax benefit primarily attributable to an adjustment to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
August 7, 2014

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$69,379	$91,598
Cash, restricted	131,630	33,895
Cash, securitization accounts	—	13,906
Investments at fair value
Non-affiliate investments (cost of $296,637 and $444,217, respectively)	122,713	268,173
Affiliate investments (cost of $57,459 and $59,470, respectively)	38,437	56,792
Control investments (cost of $59,796 and $62,751, respectively)	34,925	43,908
Total investments (cost of $413,892 and $566,438, respectively)	196,075	368,873
Interest receivable	1,008	2,087
Other assets	2,981	3,634
Total assets	$401,073	$513,993
Liabilities
Borrowings (maturing within one year of $0 and $25,172, respectively)	$150,000	$175,172
Secured financing at fair value (cost of $4,513 and $0, respectively)	4,513	—
Interest payable	2,174	2,345
Other liabilities	4,597	2,522
Total liabilities	161,284	180,039

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on June 30, 2014 and December 31, 2013, 54,252 issued and outstanding on June 30, 2014 and 70,510 issued and outstanding on December 31, 2013	543	705
Paid-in capital	924,222	980,930
Distributions in excess of earnings	(466,856)	(449,915)
Net unrealized depreciation on investments	(218,120)	(197,766)
Total stockholders’ equity	239,789	333,954
Total liabilities and stockholders’ equity	$401,073	$513,993
Net asset value per common share at end of period	$4.42	$4.74

MCG Capital Corporation
August 7, 2014

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended		Six months ended
	June 30		June 30
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$6,985	$9,008	$14,723	$18,856
Affiliate investments (5% to 25% owned)	1,076	1,694	1,889	3,321
Control investments (more than 25% owned)	702	1,872	1,406	3,173
Total interest and dividend income	8,763	12,574	18,018	25,350
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	750	316	828	774
Control investments (more than 25% owned)	12	—	25	12
Total advisory fees and other income	762	316	853	786
Total revenue	9,525	12,890	18,871	26,136
Operating expense
Interest expense	1,866	2,305	3,856	4,687
Employee compensation
Salaries and benefits	1,773	1,559	2,861	2,966
Amortization of employee restricted stock awards	1,248	379	1,554	754
Total employee compensation	3,021	1,938	4,415	3,720
General and administrative expense	4,087	1,086	5,726	2,118
Restructuring expense	—	5	—	12
Total operating expense	8,974	5,334	13,997	10,537
Net operating income before net investment (loss) gain and income tax provision	551	7,556	4,874	15,599
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	(4,346)	(109)	(8,834)	(4,191)
Affiliate investments (5% to 25% owned)	—	2,877	—	2,877
Control investments (more than 25% owned)	114	—	114	51
Total net realized (loss) gain on investments	(4,232)	2,768	(8,720)	(1,263)
Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(1,127)	(274)	2,120	(5,369)
Affiliate investments (5% to 25% owned)	(834)	(672)	(16,344)	8,435
Control investments (more than 25% owned)	359	(810)	(6,028)	(1,024)
Other fair value adjustments	15	—	(102)	—
Total net unrealized (depreciation) appreciation on investments	(1,587)	(1,756)	(20,354)	2,042
Net investment (loss) gain before income tax provision	(5,819)	1,012	(29,074)	779
Income tax provision (benefit)	—	(6)	4	52
Net (loss) income	$(5,268)	$8,574	$(24,204)	$16,326
Income (loss) per basic and diluted common share	$(0.09)	$0.12	$(0.37)	$0.23
Cash distributions declared per common share	$0.07	$0.125	$0.195	$0.25
Weighted-average common shares outstanding—basic and diluted	61,221	71,217	65,286	71,361

MCG Capital Corporation
August 7, 2014

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Six months ended
	June 30
(in thousands, except per share amounts)	2014	2013
Increase (decrease) in net assets from operations
Net operating income before net investment loss and income tax provision	$4,874	$15,599
Net realized loss on investments	(8,720)	(1,263)
Net unrealized (depreciation) appreciation on investments	(20,354)	2,042
Income tax provision	(4)	(52)
Net (loss) income	(24,204)	16,326
Distributions to stockholders
Distributions declared from net operating income	(8,578)	(13,176)
Distributions declared in excess of net operating income	(4,513)	(4,628)
Net decrease in net assets resulting from stockholder distributions	(13,091)	(17,804)
Capital share transactions
Repurchase of common stock	(57,818)	(2,272)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	1,554	754
Non-employee director awards accounted for as general and administrative expense	28	26
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(634)	(49)
Net decrease in net assets resulting from capital share transactions	(56,870)	(1,541)
Total decrease in net assets	(94,165)	(3,019)
Net assets
Beginning of period	333,954	371,728
End of period	$239,789	$368,709
Net asset value per common share at end of period	$4.42	$5.18
Common shares outstanding at end of period	54,252	71,222

MCG Capital Corporation
August 7, 2014

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended
	June 30
(in thousands)	2014	2013
Cash flows from operating activities
Net (loss) income	$(24,204)	$16,326
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Investments in portfolio companies	(8,008)	(82,160)
Principal collections related to investment repayments or sales	143,788	106,841
Increase in interest receivable, accrued payment-in-kind interest and dividends	9,023	(3,421)
Amortization of restricted stock awards
Employee	1,554	754
Non-employee director	28	26
Decrease in cash—securitization accounts from interest collections	1,399	1,592
Decrease (increase) in restricted cash—escrow accounts	(934)	4,912
Depreciation and amortization	523	660
Decrease in other assets	130	155
Decrease in other liabilities	1,905	(4,371)
Realized loss on investments	8,720	1,263
Net unrealized depreciation (appreciation) on investments	20,354	(2,042)
Net cash provided by operating activities	154,278	40,535
Cash flows from financing activities
Repurchase of common stock	(57,818)	(2,272)
Payments on borrowings	(25,172)	(43,126)
Proceeds from borrowings	4,513	—
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	12,479	(1,360)
Restricted cash	(96,774)	41,863
Payment of financing costs	—	(116)
Distributions paid	(13,091)	(17,804)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(634)	(49)
Net cash used in financing activities	(176,497)	(22,864)
Net (decrease) increase in cash and cash equivalents	(22,219)	17,671
Cash and cash equivalents
Beginning balance	91,598	73,588
Ending balance	$69,379	$91,259
Supplemental disclosure of cash flow information
Interest paid	$3,522	$4,127
Income taxes paid (received)	—	46
Paid-in-kind interest accrued	2,526	1,430
Paid-in-kind interest collected	10,473	2,026
Dividend income collected	326	459

MCG Capital Corporation
August 7, 2014

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2014	2014	2013	2013	2013
(in thousands, except per share amounts)	Q2	Q1	Q4	Q3	Q2
Revenue
Interest and dividend income
Interest income	$7,562	$8,752	$10,083	$10,717	$11,222
Dividend income	75	151	(108)	847	916
Loan fee income	1,126	352	913	1,023	435
Total interest and dividend income	8,763	9,255	10,888	12,587	12,573
Advisory fees and other income	762	91	291	583	317
Total revenue	9,525	9,346	11,179	13,170	12,890
Operating expense
Interest expense	1,866	1,990	2,084	2,316	2,305
Salaries and benefits	1,773	1,088	1,318	644	1,559
Amortization of employee restricted stock awards	1,248	306	5	420	379
General and administrative	4,087	1,639	1,439	1,824	1,086
Restructuring expense	—	—	—	2	5
Total operating expense	8,974	5,023	4,846	5,206	5,334
Net operating income before net investment income (loss) and income tax provision	551	4,323	6,333	7,964	7,556
Net investment gain (loss) before income tax provision	(5,819)	(23,255)	(24,757)	(4,616)	1,012
Income tax provision (benefit)	—	4	15	59	(6)
Net income (loss)	$(5,268)	$(18,936)	$(18,439)	$3,289	$8,574
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	61,221	69,395	69,924	71,218	71,217
Net operating income before net investment income (loss) and income tax provision per common share—basic and diluted	$0.01	$0.06	$0.09	$0.11	$0.11
Income (loss) per common share—basic and diluted	$(0.09)	$(0.27)	$(0.26)	$0.05	$0.12
Net asset value per common share—period end	$4.42	$4.37	$4.74	$5.10	$5.18
Distributions declared per common share(a)	$0.07	$0.125	$0.125	$0.125	$0.125
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
April 25, 2014	May 9, 2014	May 30, 2014	$0.07
February 28, 2014	March 14, 2014	March 28, 2014	$0.125
October 25, 2013	November 8, 2013	November 22, 2013	$0.125
July 26, 2013	August 9, 2013	August 30, 2013	$0.125
April 26, 2013	May 10, 2013	May 31, 2013	$0.125

MCG Capital Corporation
August 7, 2014

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to lower middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; anticipated accretion to NAV from stock repurchases; MCG's intention to repurchase its common stock under its stock repurchase program in light of current market conditions; MCG’s intention to evaluate the repayment of all or a part of outstanding SBIC debentures; expectations regarding the acceleration of deferred financing fees in connection with the possible repayment of SBIC debentures; the performance of current or former MCG portfolio companies; the cause of net investment losses; market conditions generally and specifically regarding the leveraged loan market; the state of the economy and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.